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                                                                      EXHIBIT 21

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

SIGNIFICANT SUBSIDIARIES

                                                                                                   State of
Name                                                                              Ownership %    Incorporation
---------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company ........................................      100         New Jersey
PSEG Power LLC .................................................................      100         Delaware
PSEG Fossil LLC ................................................................      100         Delaware
PSEG Energy Resources & Trade LLC ..............................................      100         Delaware
PSEG Energy Holdings LLC .......................................................      100         New Jersey
PSEG Resources LLC .............................................................      100         New Jersey
PSEG Global LLC.................................................................      100         New Jersey
PSEG Global International Holdings LLC..........................................      100         Delaware


     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.